Exhibit 99.1

Tim Gerdeman: Welcome to the WTR Small Cap Spotlight Podcast. I’m your host Tim Gerdeman, Vice Chair and Co-Founder and Chief Marketing Officer of Water Tower Research. In today’s podcast episode, I’m joined by Philipp Stratmann, President and CEO of Ocean Power Technologies, NYSE ticker symbol OPTT. Ocean Power Technologies is a maritime domain awareness company that provides intelligent solutions and services that enable safer and more productive ocean operations for industries like defense and security, oil and gas, science and research, and offshore wind. Also joining us is my WTR equity research colleague, Peter Gastreich. Good morning, Philipp and Peter, and thank you for joining today’s podcast.

Philipp, could you please give us a high-level overview of Ocean Power Technologies business and strategy?

Philipp Stratmann: Yes. I think you probably did most of that job for me already. OPT is a maritime domain awareness company. We provide solutions that enable operations out in the ocean on an autonomous basis and enable data collection and data gathering from seabed to surface, be that for defense or commercial customers. We can be out there for long periods of time or short periods of time and provide you with all the data that you need to do your main operations that you’re trying to carry out.

Myself, I became CEO at OPT just over four and a half years ago. Naval architect, by background. I spent some time in the military, defense, shipbuilding, and then offshore oil and gas. So it’s a better part of 25 years or so getting my feet wet in various forms.

Tim Gerdeman: Thanks for the introduction, Philipp. I’m now going to turn the podcast over to Peter, who will ask several questions.

Peter Gastreich: Ocean Power announced major news recently with the new $5 million DHS contract. I want to come right back to that in a moment. But before we dive in there, for the benefit of our listing investors who may be new to ocean power, I just want to extend a bit more on the company. What do you see as the key advantages when compared to your competition?

Philipp Stratmann: If you look at OPT, we bring to the table a couple of fundamental underlying technologies that we utilize to provide data collection, data harvesting, data transmission systems that people are requiring. That could be our buoys, such as the ones that, will be included in the fulfillment of the contract for the United States Coast Guard, could be our vehicles, the WAMVs, which are unmanned surface vehicles. And then from those, we deploy whatever payload somebody needs. Do you need to listen to something underwater? We’ll put listening devices below the buoys. Do you need to scan a shipping channel for debris? We put a sonar under our vehicle. You need to go and monitor an area to make sure nobody comes across a stretch of water that they’re not meant to come across, well, we put camera, radar, electronic signature detection, and so on, on top of one of our buoys or on our vehicles. And then the systems that we have enable us to do the data communication link. We’ve got one of our buoys currently installed for the Naval Postgraduate school with an AT &T 5G mast on it in Monterey Bay. So that way around, you could have a vehicle that collects data, it uploads the data to the buoy, and the buoy then does some of the pre-processing and transmits that information back to shore where you can take other decisions. And what differentiates is that we have the permanent fixed asset that recharges itself, which is the buoy, and then you have the roaming asset, which is the vehicle. And then we’re currently working on the final commercialization of the docking and charging of our vehicles to the buoy when deployed over the horizon. So, you really end up with a fully forward deployed, persistently and resident recharging system that does ocean data collection. I think that’s a pretty unique proposition in the current market.

Peter Gastreich: Very unique indeed. Now to the big news, Ocean Power recently announced a landmark $5 million contract with the Department of Homeland Security, major milestone, no doubt. What can you tell us about that?

Philipp Stratmann: We’re super excited about it. It is the company’s first real multi-buoy order and contract. We are looking forward to delivering these buoys over to the West Coast in the very near future, deploying them in the water, and then working on the great integration of the data feed into Coast Guard system. And part of that will be done together with Anduril so that we can go and stream data into whichever format and operating picture Coast Guard and Homeland Security desire. We’re very excited about it. It shows that the trust people place into these systems. We’ve spent years on making sure that we get all the demo data, the systems work. We do daily testing on underlying systems of the buoy itself, daily testing on the electronics and how all that operates and interoperates. So, this is the fact that it can now be put out there and people can utilize it. And I think that it is a game changer because we’ve obviously talked a lot about vehicles and multi -vehicle orders and how we operate those and provide those. We’re now, now stepping on the same side into that realm of bringing buoys into that same size of contract.

Peter Gastreich: So, regarding this contract with the DHS, are you able to provide any visibility on the timing execution and when the revenue will start to be recognized?

Philipp Stratmann: Well, we’re working on the systems and the fulfillment right now. So as soon as the final steps on the buoys from a mechanical and hardware perspective are done, they will be shipped over and then they will be put into the water. So, this is going to be a near -term conversion from backlog to revenue. It’s a contractor-owned, contractor-operated contract. So essentially, you have to think about this, it’s kind of a government fancy word for leasing it. So, we will recognize revenue for the buoys in water the same where you would recognize a lease. So, it’s over the period of performance for the contract. But there’s obviously other pieces of work beforehand. There’s the installation work that we’re doing. There’s some non -recurring engineering that we’re doing. There’s some other integration engineering that we’re doing. And all of those will be recognized as they are performed. But what we’re excited about is, we’re already working on this. We started working on getting these buoys ready in anticipation of being able to satisfy customer contracts more quickly so that we don’t have to sit here for several quarters and wait for them to ship. We can look at this in terms of weeks and months, which is great news for everybody.

Peter Gastreich: Well, this new contract with the DHS really appears to crystallize much of what you’ve been flagging in recent months in terms of the opportunity set that’s out there. And of course, this is sort of a very big event but would think there’s going to be more opportunities that are going to be, you know, out there. You know, how should investors think about the future scale of these opportunities along the U.S. maritime border? And how does this opportunity set, you know, that you have here? This one is, of course, on the Pacific side for this new contract. How do those opportunities compare on the Pacific side versus what we may be seeing on the Atlantic and Gulf Coast?

Philipp Stratmann: Absolutely. I mean, you think about this. This is what? All buoys going off the southern border on the Pacific side. It is a minuscule spec in the grand scheme of the United States borders, particularly on the maritime side. So, there’s obviously way more scope still to extend this further in the west. You start looking at the northwest. You can start by looking at, you know, some of our islands. But then you start looking at, and everybody’s obviously following the news right now, what’s happening around the Gulf, what’s happening on the Atlantic side. And all of those areas require monitoring, particularly during times of heightened activity that goes on, be that intercept detecting, and then supporting the interception of narco-terrorism type efforts, be that looking at drug smuggling, whatever it might be, those systems, there’s vast areas of the ocean that are currently unmonitored. And we’re very excited to step into that.

Peter Gastreich: Your backlog and pipeline have been growing substantially, so far this year. And really, those are sitting at huge multiples of your revenue. How much of that growth is related to defense contracts like this new DHS contract versus other types of contract types. And also, I’m just curious, for this $5 million DHS contract, is this something that was effectively a conversion of existing backlog? Or is this something that just came in as new since you’ve announced that backlog?

Philipp Stratmann: So, this obviously wasn’t in backlog. Because the way that we talk about backlog, backlog is contracts we have in hand. So this is now going to be part of backlog but it was efforts that were sitting in the pipeline so you have to think about this as on that journey to revenue and cash flow when we talk about our pipeline we talk about the qualified pipeline it is opportunities projects contracts whatever it might be where we’re having meaningful conversations with customers And as they move from that qualified pipeline and then get converted, they get out of to backlog. And then once we start fulfilling those orders that we’ve received under backlog, that then gets moved into revenue and then, as long as people pay us on time, that then could convert it to the cash flow that we’re looking for.

Peter Gastreich: Okay, got it. And just for the benefit of our listeners, if you take a look at the Q3 results, the company’s backlog was around $15 million, and the pipeline exceeded $137 million. So that’s something that I think investors will be very focused on, going forward here, quarter by quarter. So regarding the U .S. government contracts, clearly there’s a lot of expertise and relationships that you have within your company, within your leadership, board of directors, and your broader team. How ultimately does that expertise and those relationships, and you’ve already talked about your background, how does that enable Ocean Power to go after these types of contracts?

Philipp Stratmann: Well, I think they’re absolutely vital to the success of the business. We took a conscious decision to further our government business a while ago. And to that extent, we retooled our commercial team to make sure that we have the appropriate skill sets. Jason is a retired U.S. Navy captain, and spent 34 years serving our country, always in the maritime space. We’ve got the people that work for him are primarily veterans that then had business careers after they left the Navy. And that combination is really helping us grow that part of the industry segment. Obviously OPT has a facility clearance so we can work on classified projects. All of those were conscious steps that we took to get us into the position that we can effectively compete on these types of solicitations that are coming out and start providing our novel technologies into the hands of Navy, Coast Guard, looking at opportunities with DHS CBP and other parts of government. Obviously, we’re not a pure government and defense contractor. We’re continuing to have our commercial interest. We continue to work with offshore energy companies. We continue to work with our overseas customers. And as you rightly stated, it was a conscious decision to get into the governmental contracting space. And I think if you look at, if you look back at our releases, it isn’t something that we started because it appears to be the current thing to do. It is something that we started way before it became the current thing to do, which is enabling us to benefit from the current upswing and attention to that sector.

Peter Gastreich: So, before I ask you about some key signposts that investors should focus on, just a quick question before we wrap things up. We’ve been focused very much on the US defense area, which is huge for you. But you’ve also been conducting a lot of demonstrations in the UAE and Latin America. What are some key drivers overseas, and how would you quantify that overseas opportunities set relative to what we’re seeing here in the US?

Philipp Stratmann: As I just mentioned, we obviously took a conscious decision to move into the U.S. defense and U.S. government space, but we also maintained two regions specifically that we’ve been focusing on. It was Latin America because of the vast amount of oil and gas efforts, but also national security issues that occur around there, and the Middle East. And again, the Middle East because of vast energy infrastructure projects and fairly contested borders at times that require lots of autonomy. So, we could be in lots of other places, but with a small team and wanting to do this on a cash conscious basis and expand responsibly. Those are the areas that we picked to get the biggest returns. A couple of specific examples. Recently, we were public on this, I think in some of our social media releases, we had one of our vehicles together with our partner in Brazil and participated in the Brazilian Navy exercise for unmanned vehicles around mine countermeasures. The team performed so well, and the vehicle performed so well, that we were invited to a true mine countermeasures exercise, not just a demonstration, but an actual exercise that was being held the week after by the Brazilian Navy. So, we look forward to efforts that come, the next steps that come out of those demonstrations and exercises. One of our partners on the other side in Latin America over in Chile, recently used one of our vehicles for a simulated submarine search and rescue exercise that was being conducted by the Chilean Navy. So again, these are real exercises. These aren’t desktop studies. And we look forward to the conversations that are following on from that. And then, where that leads to in terms of conversion. We’ve done a whole bunch of work around our vehicles in the UAE. We’ve obviously got our two partners there on the commercial side, Unique Group, and on the side with RIG. Several of us are heading over there again, actually some of our team are over there right now to do some final exercises with some of the potential end customers and we look forward to moving those on to the next phase. We’ve got several vehicles in that region already so that’s it and I think that’s a very common life cycle that we’re seeing. We start looking at an area, you start talking to potential customers, you find reasonable, you find good, suitable partners. We will do an initial demonstration. We might turn up at a conference. We use that to then move one or two assets into the region to then do real exercises with the likely end set of customers. And then we start working on the conversion. If you think about what we’ve done with the US government, it isn’t really that different from that perspective. We’re excited about the fact that we’ve got US government, we’ve got offshore energy, we’ve got energy security and energy infrastructure protection over in the Middle East. And I think all of that together gives us the opportunity to start building on that kind of counter-cyclical growth that we’ve been looking towards.

Peter Gastreich: Okay, great. Thank you very much for that. Maybe just a final question here about signposts. So, we’re at the start of the calendar you hear. It’s going into the second half of the fiscal year for OPT, of course. But what are some of the key signposts that investors should be focusing on in the next, say, six to 12 months for your company?

Philipp Stratmann: I think it is the ongoing growth in backlog. Conversion of the pipeline to new backlog and then operational fulfillment and shipment of systems. Same as you asked me right in the beginning of our conversation, a lot of these contracts are structured in terms of leases, or you want to call them service type contracts. So, they might not always have the huge revenue number up front, but they have reliable recurring revenues as you continue to fulfill during the period of performance. So I think what we are focused on, I think what investors should look at is growth and backlog, operational delivery, and then also what we’re seeing in terms of the pipeline, and it, particularly when it comes to multi -asset, multi -system type opportunities that come around, we’re moving away from the, ones and twos, and we’re starting to move into true multi -asset contracts. And I think that’s pretty exciting for us, and it should be very exciting for our shareholders.

Peter Gastreich: Okay, great. Thank you so much. So, before I pass over to back over to Tim to close things up, are there any concluding remarks you’d like to share?

Philipp Stratmann: It’s an exciting time to be in the maritime domain awareness space. I think the technology is here, it’s ready. The acceptance from the end customers is there. There is a clear geopolitical need, whether we’re looking at energy or whether we’re looking at pure security, it is all there. So, all the building blocks are in place. We continue to deliver. We continue to grow. We continue to do that in a very responsible manner. And we look forward to continuing to talk about growth and success stories.

Peter Gastreich: Philipp, thank you very much for your time today. Congratulations on this new DHS contract. Certainly, it’s very exciting news. I will look forward to hosting you again for another Water Tower Research event as you achieve some future milestones, and we’ll certainly be tracking your backlog very closely this year as well. Investors will also be following you closely and they can do that right here at Water Tower Research. Tim, back to you.

Tim Gerdeman: Thank you, Philipp and Peter for joining us today and best wishes for 2026 ahead. Thank you for listening and don’t forget to subscribe as well as visiting www.watertowerresearch.com to stay up to speed on the company Smallcap written research reports, podcast, fireside chats, industry -specific symposiums, and conference schedules. We will see you next time for another edition of the WTR Small Cap Spotlight Podcast. Finally, a special thanks to the producer and editor of the podcast, Krista Fitzpatrick.